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                                                                       Exhibit 5
                                                                       ------- -
                               BINGHAM DANA LLP
                              150 FEDERAL STREET
                             BOSTON, MA 02110-1726
                                (617) 951-8000


                               December 22, 1997


General Scanning Inc.
500 Arsenal Street
Watertown, MA 02172

     Re:   General Scanning Inc.
           Registration of 75,118
           Shares of Common Stock on Form S-3
           ----------------------------------

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission on or about December 22, 1997 (the "Registration Statement"), of 75,118 shares (the "Shares") of the Common Stock, par value $.01 per share (the "Common Stock"), of General Scanning Inc., a Massachusetts corporation (the "Company"), which are being offered by a selling stockholder (the "Selling Stockholder") of the Company.

     We have acted as counsel to the Company in connection with the foregoing registration of the Shares. We have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents.

     Based upon the foregoing, we are of the opinion that the Shares offered for sale by the Selling Stockholder have been legally issued and are fully paid and non-assessable.
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General Scanning Inc.
December 22, 1997
Page 2


     This opinion is limited solely to the Massachusetts Business Corporation
Law.

     We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the caption "Validity of the Shares."

                                            Very Truly Yours,

                                            /s/ Bingham Dana LLP

                                            Bingham Dana LLP